INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of BorgWarner Inc. on Form S-8 relating to the Borg-Warner Automotive Diversified Transmission Products Corporation, Muncie Plant Local 287 Retirement Investment Plan as Amended and Restated of our report dated February 2, 2000, incorporated by reference in the Annual Report on Form 10-K of BorgWarner Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP
--------------------------
DELOITTE & TOUCHE LLP
Chicago, Illinois
April 26, 2000